UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2013

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2013 Annual Meeting of Stockholders of Pepco Holdings, Inc. was held on May 17, 2013.

(b)
At the Annual Meeting, PHI’s stockholders elected 13 directors, each to serve a one-year term, and until such director’s successor is elected and qualified.  The final voting results regarding this proposal were as follows:

	Votes Cast For	Votes Withheld	Broker Non-Votes

Jack B. Dunn, IV	140,081,118	7,022,739	50,473,659

H. Russell Frisby, Jr.	144,086,586	3,071,271	50,473,659

Terence C. Golden	144,095,103	3,008,755	50,473,659

Patrick T. Harker	140,160,803	6,943,054	50,473,659

Frank O. Heintz	140,141,641	6,962,216	50,473,659

Barbara J. Krumsiek	139,987,847	7,116,010	50,473,659

George F. MacCormack	143,662,435	3,441,422	50,473,659

Lawrence C. Nussdorf	144,152,780	2,951,078	50,473,659

Patricia A. Oelrich	144,133,190	2,970,667	50,473,659

Joseph M. Rigby	139,545,197	7,558,660	50,473,659

Frank K. Ross	139,956,682	7,147,175	50,473,659

Pauline A. Schneider	143,374,318	3,729,539	50,473,659

Lester P. Silverman	139,920,268	7,183,590	50,473,659

At the Annual Meeting, PHI’s stockholders approved, on an advisory (non-binding) basis, a resolution indicating their support for PHI’s executive compensation.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
109,152,490	35,161,829	2,789,537	50,473,660

At the Annual Meeting, PHI’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PHI for 2013.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
193,254,412	3,076,531	1,246,573	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	May 17, 2013	/s/ JOSEPH M. RIGBY
Name:Joseph M. Rigby Title:Chairman, President and Chief Executive Officer